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                                     BIEX, INC.


                             AMENDED INVESTORS' RIGHTS
                                     AGREEMENT




                                  AUGUST 28, 1997




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
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                                  TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE 1  INFORMATION; OBSERVER; AND OTHER RIGHTS AND COVENANTS OF THE
           COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      1.1  Financial And Other Information. . . . . . . . . . . . . . . . . . . . .  1
      1.2  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      1.3  Confidentiality Of Information . . . . . . . . . . . . . . . . . . . . .  3
      1.4  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      1.5  Meetings Of Board Of Directors . . . . . . . . . . . . . . . . . . . . .  3
      1.6  Board Of Directors' Visitation Rights. . . . . . . . . . . . . . . . . .  3
      1.7  No Purchases Of Stock, Etc . . . . . . . . . . . . . . . . . . . . . . .  4
      1.8  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.9  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.10 Insider Transactions . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.11 Annual Presentation. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.12 Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      1.13 Termination Of Covenants . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 2  RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . . .  5
      2.1  Exercise Of Right. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      2.2  Issuance To Others . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      2.3  Oversubscription . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      2.4  Purchase Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      2.5  Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 3  REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      3.1  Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
      3.2  Piggyback Registration . . . . . . . . . . . . . . . . . . . . . . . . .  8
      3.3  Form S-3 Registration. . . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.4  State Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.5  Expenses Of Registration . . . . . . . . . . . . . . . . . . . . . . . .  9
      3.6  Legal Opinion; Accountant's Letter . . . . . . . . . . . . . . . . . . . 10
      3.7  Sale Of Preferred To Underwriter . . . . . . . . . . . . . . . . . . . . 10
      3.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      3.9  Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      3.10 Transfer Of Registration Rights. . . . . . . . . . . . . . . . . . . . . 12
      3.11 Information by Holder. . . . . . . . . . . . . . . . . . . . . . . . . . 13
      3.12 Rule 144 Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      3.13 Other Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . 13
      3.14 "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . . . . . . . 14
      3.15 Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 4  VOTING AGREEMENT WITH RESPECT TO ELECTION OF DIRECTORS;
           REPURCHASE OPTION; RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT  . . . . 15
      4.1  Voting Agreement With Respect To Election Of Directors . . . . . . . . . 15


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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                   PAGE
      4.2  Right Of First Refusal And Co-Sale Agreement . . . . . . . . . . . . . . 16
      4.3  Restrictions On Transfer . . . . . . . . . . . . . . . . . . . . . . . . 18
      4.4  No Adverse Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 19
      4.5  Term Of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      4.6  Legend On Stock Certificates . . . . . . . . . . . . . . . . . . . . . . 19
      4.7  Company Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 5  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      5.1  Termination Of Prior Agreement . . . . . . . . . . . . . . . . . . . . . 20
      5.2  Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . 20
      5.3  Costs Of Enforcement; Remedies . . . . . . . . . . . . . . . . . . . . . 20
      5.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      5.5  Amendments And Waivers . . . . . . . . . . . . . . . . . . . . . . . . . 21
      5.6  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      5.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      5.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 6  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      6.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
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                         AMENDED INVESTORS' RIGHTS AGREEMENT


     THIS AMENDED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 28th day of August, 1997, by and among Biex, Inc., a Delaware corporation (the "Company"), the holders of the Series A Preferred Stock of the Company (the "Series A Holders"), the holders of the Series B Preferred
Stock (the "Series B Holders"), the holders of the Series C Preferred Stock of the Company (the "Series C Holders"), the holders of the Series D
Preferred Stock of the Company (the "Series D Holders") and the purchasers of the Series E Preferred Stock (the "Series E Purchasers") (the Series A
Holders, the Series B Holders, the Series C Holders and the Series D Holders, the Series E Purchasers as set forth on Exhibit A hereto are referred to collectively herein as the "Stockholders" and individually as a "Stockholder"), Fredric J. Feldman ("Feldman"), Vivian Dullien ("Dullien"),
James A. Edlund ("Edlund") and the Colorado Incubator Fund, L.P. ("CIF").
Capitalized terms used in this Agreement not otherwise defined herein shall have the meanings set forth in Article 6.

                                     RECITALS

     WHEREAS, the Company, the Series A Holders, the Series B Holders, the
Series C Holders, the Series D Holders, Feldman, Dullien and CIF are parties to the Amended Investors' Rights Agreement dated as of August 15, 1996 (the
"Investors' Rights Agreement");

     WHEREAS, the Company is issuing shares of its Series E Preferred Stock to the Series E Purchasers pursuant to a certain Series E Preferred Stock
Purchase Agreement of even date herewith;

     WHEREAS, it is anticipated that future sales of securities of a similar nature may occur; and

     WHEREAS, the Company, the Stockholders, Feldman, Dullien, Edlund and CIF desire to set forth in a single agreement the rights granted to, and the obligations of, the Stockholders, Feldman, Dullien and CIF which were previously set forth in the Investors' Rights Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                                    ARTICLE 1

          INFORMATION; OBSERVER; AND OTHER RIGHTS AND COVENANTS OF THE COMPANY

          1.1 FINANCIAL AND OTHER INFORMATION. The Company will furnish the reports and information specified in this Section 1.1 to 5% Holders or to each Holder that is a "Small Business Investment Company" as defined in the Small Business Investment Act of 1958, as amended, and that requests such information from the Company in writing.


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          (a)  ANNUAL REPORTS.  As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries (as defined below)(if any)
as of the end of such fiscal year, and a consolidated statement of operations, and a consolidated statement of cash flows for such year, prepared in accordance with generally accepted accounting principles in reasonable detail including all supporting schedules and notes and accompanied by the opinion of independent public accountants of national standing selected by the Company.  A "Subsidiary" shall mean a corporation or partnership with respect to which the Company owns, directly or indirectly, shares or partnership interests entitling the Company, in the absence of events of default, to elect a majority of the board of directors.

          (b) QUARTERLY REPORTS. As soon as practicable after the end of the first, second and third quarterly accounting periods and in any event within 60 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries (if any) as of the end of such quarter, a consolidated statement of operations, and a consolidated statement of cash flows for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except that all footnotes need not be included in quarterly statements and quarterly statements shall be subject to changes resulting from year-end audit adjustments), setting forth, in each case, comparisons with the corresponding periods of the previous fiscal year, together with a comparison of such statements to the Company's operating plan, all in reasonable detail and signed by the principal financial officer of the Company.

          (c) MONTHLY REPORTS. As soon as practicable after the end of each month and in any event within 30 days thereafter, (i) a consolidated balance sheet of the Company and its Subsidiaries (if any) as of the end of such month, and a consolidated statement of operations, and a consolidated statement of cash flows for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles
(except that all footnotes need not be included in monthly statements and monthly statements shall be subject to changes resulting from year end audit adjustments), and (ii) a pro forma cash flow statement of anticipated cash flow for the next succeeding 90 day period of the Company and its Subsidiaries (if any), all in reasonable detail and signed, by the principal financial officer of the Company.

          (d) ANNUAL BUDGET AND PLAN. As soon as available after submission and approval by the Board of Directors and in any event within 30 days before the commencement of each fiscal year of the Company, a copy of the operating budget and plan for such fiscal year prepared and approved by the Board. Any modifications in such operating plan shall be delivered to the 5% Holders as promptly as practicable after such changes have been approved by the Board.
The budget and plan shall include monthly capital and operating expense budgets, cash flow statements and profit and loss and quarterly balance sheet projections.

          (e) OTHER DIRECTORS' INFORMATION. Promptly after it is available, any additional financial information and all materials distributed to members of the Board of Directors.

          (f) OTHER INFORMATION. Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any 5% Holder may, from time to time, reasonably request.


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          1.2  INSPECTION.  Any 5% Holder shall have the right, at its expense, to visit any of the properties of the Company or any of its
Subsidiaries, inspect any of its books and records and discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as may be reasonably requested.

          1.3 CONFIDENTIALITY OF INFORMATION. Each Holder agrees that any information obtained by such Holder pursuant to Section 1.1 or 1.2, which is proprietary to the Company or otherwise confidential, will be held in confidence and will not be used or disclosed without the prior written consent of the Company; provided, however, that a Holder may disclose such information without the prior written consent of the Company to its partners, employees or agents for purposes of evaluating, or otherwise taking action, in respect of its investment if in connection with such disclosure to such partners, employees or agents the Holder protects the confidentiality of such information to the same extent as it protects the confidentiality of its own confidential information.

          1.4 INSURANCE. The Company will use its best efforts to maintain a key man level term life insurance policy on the life of Vivian Dullien in the face amount of at least $1,000,000, naming the Company as beneficiary.
The Company will pay or cause to be paid all premiums on such life insurance as the same from time to time become payable. The Company will request the insurer on such policy on life insurance to provide that it may not be canceled unless the insurance carrier gives the Holders (or if the insurer requires, a designated representative of the Holders) at least 20 days' prior written notice thereof. If requested by the holders of at least 65% of the Purchaser Common (assuming conversion of the Preferred Stock into Common
Stock at the conversion rate then in effect, but excluding Public Shares), the Company will use its best efforts to obtain and maintain, level term life insurance on the lives of such other officers and employees and in such face amounts as may be requested by such Holders, naming the Company as beneficiary. Within 30 days after the Closing Date, the Company will obtain and will thereafter maintain such casualty and liability insurance as is customarily maintained by companies engaged in the same or similar businesses.

          1.5 MEETINGS OF BOARD OF DIRECTORS. The Company shall hold regular meetings of the Board of Directors at least once per quarter. The
Company will pay all reasonable out-of-pocket expenses incurred by each representative of a Stockholder who is on the Board of Directors in connection with his or her attendance at such meetings and in connection with his or her performing any service or conducting any business of the Company at the request of the Company.

          1.6 BOARD OF DIRECTORS' VISITATION RIGHTS. The Company will give to each Holder who together with its general partners and affiliates holds at least 20% (such Holders to be referred to as "20% Holders") of the number of shares of Purchaser Common (assuming conversion of the Preferred Stock into Common Stock at the conversion rate then in effect, but excluding Public
Shares) whose representative is not a director at least five business days' prior written notice of each meeting (including any held by conference telephone) of the Board of Directors of the Company, specifying the time and place of such meeting and, to the extent then known, the matters to be discussed thereat. So long as it remains a Holder, Hickory Capital
Corporation shall be invited to have a representative attend meetings of the Board of Directors. Each 20% Holder's representative shall be invited to attend all such meetings (and to participate

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in any meeting held by conference telephone).  The Company will not be required to pay any expenses incurred or paid by such 20% Holders' or Hickory
Capital Corporation's representatives in connection with their attendance of board meetings other than representatives who are members of the Board of Directors. In the case of an emergency, the persons having visitation rights under this Section 1.6 will be given the same notice of the meeting that is given to the directors.

          1.7 NO PURCHASES OF STOCK, ETC. The Company will not directly or indirectly, purchase, or redeem any share of its outstanding capital stock or any securities or options exercisable for, or convertible into, its capital stock except (i) redemption of the Preferred in accordance with the Amended and Restated Certificate of Incorporation of the Company and (ii) the repurchase of stock at cost upon termination of engagement of an officer, director, employee or consultant.

          1.8 INVESTMENTS. Without the approval of the Board of Directors, the Company will not acquire any corporation or other entity, nor purchase nor lease (as lessee) all or a substantial portion of the assets, property, business, stock or other securities or interest of another corporation or entity. Without Board approval, the Company will not invest (as a shareholder, partner, lender or otherwise) in any corporation, partnership, joint venture or any other entity, provided, however, the foregoing prohibition shall not prevent the Company from purchasing short-term money market instruments.

          1.9 SUBSIDIARIES. The Company will not create, own or otherwise acquire or hold any Subsidiary.

          1.10 INSIDER TRANSACTIONS. The Company will not engage in any transaction with any of the Company's directors, officers, employees or stockholders except (i) as provided in this Agreement; (ii) reimbursement of reasonable expenses incurred in the ordinary course of business including attendance at board meetings; (iii) the issuance of options and Common Stock reserved for such issuance on the date hereof to employees and consultants pursuant to a stock option or purchase plan approved by the directors (and stockholders if required by the Internal Revenue Code) of the Company and administered by the Board of Directors or a Compensation Committee approved by it, provided that each grant of such options or Common Stock will be issued subject to such exercise or vesting schedule (if any) as may be determined by the Board of Directors and provided further that the number of shares available for such plan may be increased with Board approval; and (iv) as provided in employment contracts which are approved by the Board of Directors.

          1.11 ANNUAL PRESENTATION. The Company shall, at the request of any 20% Holder, make a presentation to such 20% Holder and its partners or employees at such 20% Holder's annual meeting, describing the Company and its past, present and future objectives and strategies; provided that the Company shall not be required to make such presentation to any one 20% Holder on more than one occasion during any calendar year period.

          1.12 COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws, rules and regulations of all governmental authorities the violation of which might have a material adverse affect upon its business or financial condition.


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          1.13 TERMINATION OF COVENANTS.  The covenants contained in this
Article 1 shall terminate upon sale of securities by the Company pursuant to a Public Offering.

                                  ARTICLE 2

                            RIGHT OF FIRST REFUSAL

          2.1 EXERCISE OF RIGHT. If prior to a Public Offering the Company should desire to issue any equity securities or debt securities or any other evidence of indebtedness ("Offered Securities") for cash in a transaction not registered under the Securities Act, it shall give each Holder the first right to purchase all or any portion of such Offered Securities as provided below. Such purchase shall be made on the same terms as the Company is willing to sell such Offered Securities to any other person. Prior to any sale or issuance by the Company of Offered Securities, the Company shall notify each Holder, in writing, of its intention to sell and issue such Offered Securities, setting forth the amount of Offered Securities it desires to sell and the terms under which it proposes to make such sale. Each Holder shall have 20 days after the Company gives its aforesaid notice to notify the Company of the maximum number of the Offered Securities that it desires to purchase upon the terms set forth in the Company's notice. Each Holder exercising the option shall also specify in its notice whether its purchase is contingent upon the Company consummating the sale of all of the Offered
Securities (or any portion thereof) which it has proposed to sell as set forth in the Company's notice. A Holder may assign its rights to purchase
(in whole or in part) to an Affiliate.

          2.2 ISSUANCE TO OTHERS. Following the end of the 20-day period that the Holders have to exercise their option, the Company may sell any Offered Securities with respect to which the Holders did not indicate a desire to purchase, provided that all such sales described in this sentence shall be made within 90 days following the Company's notice and shall be upon terms and conditions no more favorable to the purchaser than those set forth in the Company's notice. Any Offered Securities described in the Company's
Notice which are not sold within such 90-day period may not be sold thereafter unless the Company again follows the provisions of this Article 2.

          2.3 OVERSUBSCRIPTION. If the Holders oversubscribe for the Offered Securities, each Holder who notifies the Company that it desires to purchase Offered Securities shall have a right to purchase a pro rata portion of such Offered Securities based on the percentage that the Purchaser Common held by it bears to the shares of Purchaser Common held by all Holders who notify the Company of their desire to purchase any of the Offered Securities, assuming, for purpose of such allocation that all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock has been converted into Common Stock at the then current conversion price but excluding all Public Shares; provided, however, that no Holder shall be allocated more of the Offered Securities than the maximum number it indicated it was willing to purchase in its notice and any of the Offered Securities which would otherwise be allocated to it will be allocated among the other Holders in accordance with this sentence. The
Company shall promptly advise each Holder of the amount of Offered Securities it is entitled to purchase as a result of the allocation.


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          2.4  PURCHASE PROCEDURES.  Each Holder who gives the Company notice that it desires to purchase any of the Offered Securities shall pay for the
Offered Securities which it has notified the Company that it will purchase by check against delivery of the Offered Securities at the executive office of the Company within ten days after the expiration of the 20-day period referred to above unless such Holder made its purchase contingent upon the sale of all Offered Securities (or any portion thereof) specified in the
Company's notice in which event such purchase and sale will take place upon satisfaction of such contingency with at least ten days prior written notice to such Holder.

          2.5 EXCLUSIONS. The provisions of this Article 2 shall not apply to (i) the issuance from and after the Closing Date of the shares of Common
Stock reserved for issuance (a) upon conversion of the Preferred Stock, (b) options to purchase up to 2,290,610 shares of Common Stock reserved for issuance under the Company's Stock Option Plan, or any additional shares subsequently reserved for issuance to employees, directors and consultants with approval by the Board of Directors, or (c) rights to acquire capital stock of the Company existing on the date hereof and set forth on the Schedule of Exceptions delivered at the closing under the Purchase Agreement,
(ii) warrants or other rights to purchase Common Stock (and the issuance of shares of Common Stock on the exercise thereof) issued to the Company's suppliers, customers or equipment lessors or to lenders providing financing used solely to purchase equipment, provided that any transaction under this clause (ii) has received approval by the Board of Directors, (iii) the issuance of securities pursuant to a Public Offering, (iv) the issuance of securities in connection with a bona fide acquisition of or by the Company of any business or property, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) the issuance of shares of Preferred Stock reserved for issuance upon exercise of warrants initially to purchase an aggregate of 465,584 shares of Series B Preferred Stock.

                                   ARTICLE 3

                               REGISTRATION RIGHTS

          3.1  DEMAND REGISTRATION.

               (a) EXERCISE OF RIGHT. If at any time after the earlier of the Company's Public Offering or June 26, 1999 and prior to June 26, 2005
(but not within three months after the effective date of a Registration
Statement pursuant to which securities of the Company were sold to the public) the Company receives a request from Initiating Holders for the registration of least 30% of the Underlying Common Stock held by the Initiating Holders (if any lesser percentage of the anticipated aggregate offering price, net of underwriting discounts and commissions, is more than $2,000,000), the Company will prepare and file with the Securities and Exchange Commission a Registration Statement with respect to a public offering of the Underlying Common Stock which the Holders making such request desire to include in a public offering. In the event that a request for registration is made by less than all of the Holders, the Company will notify all other Holders of such request and any other Holder must notify the Company within 30 days after such notice from the Company if it wishes to join in the request. The Company shall cause a Registration Statement to be filed as soon as practicable but in no event later than 90 days after receipt of the initial request for registration, provided that the Company

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may defer the filing of a Registration Statement for up to 120 days after the request for registration is made if the Board of Directors of the Company determines in good faith that it would be seriously detrimental to the Company to file the Registration Statement without such deferral. The Company shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable and to ensure the availability of a prospectus meeting the requirements of the Securities Act for a period of 180 days following the effective date of such Registration Statement.

               (b) UNDERWRITING. If the Initiating Holders intend to distribute the Underlying Common Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection (a) and the Company shall include such information in its written notice to the other Holders. The right of any Holder to registration pursuant to this Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Underlying Common Stock in the underwriting (unless otherwise mutually agreed by 65% in interest of the Initiating Holders, the managing underwriter and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their Underlying
Common Stock) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by 65% in interest of the Initiating Holders.

               (c) MARKETING LIMITATIONS. Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Underlying Common Stock and the number of shares of Underlying Common Stock that may be included in the registration and underwriting shall be allocated among all Holders desiring to participate in such registration in proportion, as nearly as practicable, to the respective shares of Underlying Common Stock held by such Holders at the time of filing the Registration Statement and no securities held by any person other than a Holder shall be included therein. No Underlying Common Stock or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Except with the consent of the Holders who own at least the 65% of the Underlying Common
Stock to be included in the registration, the Company shall not include securities for its own account or for the account of any person (other than the shares of Common Stock held by the Holders that are included in the registration in accordance with the provision of this Section 3.1) in any registration undertaken pursuant to this subsection and neither the Company nor any person or Holder whose shares were not included in the registration shall sell any such securities in a public offering until at least 90 days following completion of the offering of the securities included in the registration or, upon the request of the managing underwriter, up to an additional 180 days.

               (d) WITHDRAWAL. Any Holder may, at any time, prior to the effectiveness of a Registration Statement withdraw its Underlying Common
Stock therefrom. The Company shall be obligated to register Underlying Common
Stock pursuant to this Section 3.1 on only two occasions; provided that if prior to the effectiveness of a Registration Statement, the number of Holders participating or the number of shares of Underlying Common Stock included would not be sufficient to initiate a registration pursuant to this Section
3.1, the Company may withdraw its Registration Statement and, unless such insufficiency resulted from shares of Underlying

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


Common Stock being withdrawn as a result of a materially adverse event or circumstance relating to the Company which was not known to the Initiating
Holders at the time of their request for registration, the Company will be deemed to have satisfied one of its obligations to register Underlying Common
Stock under this Section 3.1.

          3.2  PIGGYBACK REGISTRATION.

               (a)  RIGHT TO JOIN IN REGISTRATION.  If at any time prior to
August 15, 2006, the Company proposes to file a Registration Statement under the Securities Act seeking registration of any securities of the Company for sale for cash to the public either for its own account or for the account of any holder of securities of the Company, the Company shall notify, in writing, each Holder of its intention to file such Registration Statement and in addition to, and independent of, the rights afforded by Section 3.1, will afford each Holder the opportunity to request inclusion in such Registration
Statement of all or any part of its Underlying Common Stock. If any Holder desires to join in such Registration Statement, it shall, within 30 days after the date of mailing such notice by the Company, notify the Company, in writing, of the number of shares of Underlying Common Stock it desires to include in any such Registration Statement. If a Holder requests inclusion of any Underlying Common Stock in such Registration Statement and if such public offering is to be underwritten, the Company will request the underwriters of the offering to purchase and sell such Underlying Common Stock. The right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Underlying Common Stock in the underwriting unless otherwise agreed to by the Company.

               (b) MARKETING LIMITATION. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise the Holders and the other persons distributing their securities through such underwriting and (i)
Common Stock held (or issuable upon conversion or exercise of securities held) by any person who does not have contractual rights of registration shall first be excluded and (ii) if such exclusion is not sufficient, Common
Stock held (or issuable upon conversion or exercise of securities held) by any person other than a Holder and shares of Underlying Common Stock held by the Holders shall be excluded to the extent required to permit the number of shares of Underlying Common Stock and Common Stock held by such other persons that may be included in the registration and underwriting to be allocated among all such Holders and other persons in proportion, as nearly as practicable, to the number of shares of Underlying Common Stock held by all such Holders and shares of Common Stock held (or issuable upon conversion or exercise of securities held) by such other persons at the time of filing the Registration Statement, provided that (i) no such inclusion of Underlying
Common Stock or Common Stock by the underwriter may reduce the securities being offered by the Company for its own account in the first such underwriting and may not reduce such securities being offered by the Company for its own account by more than 20% in any subsequent underwriting, and (ii) no securities held by an employee (or former employee) of the Company may be included in the registration without the prior written consent of Holders of at least 65% of the Underlying Common Stock to be included in the registration. No Common Stock, Underlying Common Stock or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Holders who hold securities of the Company which were

                                       8



not included in the registration shall not sell such securities in a public offering until at least 180 days following the completion of the offering of the securities included in the registration.

               (c) WITHDRAWAL. The Company may decline to file a Registration Statement after notice to each Holder, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that it shall promptly notify each Holder, in writing of any such action. Any Holder may, at any time prior to the effectiveness of a Registration Statement filed pursuant to this Section 3.2, withdraw its Underlying Common Stock therefrom. The fact that any Underlying Common Stock has been the subject of a request for registration pursuant to this Section
3.2 shall not prevent such Common Stock from being the subject of future requests for registration pursuant to this Section 3.2 or Section 3.1 or 3.3 if such Underlying Common Stock was not sold in a public offering pursuant to the Registration Statement with respect to which the prior request was made.

          3.3 FORM S-3 REGISTRATION. The Company will use its best efforts to qualify for registration on Form S-3 (references to Form S-3 to include any equivalent successor form) and to that end, the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act within 12 months following the effective date of the first registration of any securities of the Company on Form S-1 or SB-2 (including any successor forms), provided that securities have been sold to the public pursuant to such registration. After the Company has qualified for the use of Form S-3, the Holders of Underlying Common Stock shall have the right to request an unlimited number of registrations on Form S-3 under this Section 3.3 (each such request shall be in writing and shall state the number of the shares of Underlying Common Stock to be disposed of and the intended method of disposition of such share by such Holder or Holders), provided that the Company shall not be required to effect more than two registrations pursuant to this Section 3.3 in any 12-month period, and shall not be required to effect a registration unless the Holders requesting registration propose to dispose of shares of Underlying Common Stock that they reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000. The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 3.3 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing the Company shall use its best efforts to effect promptly the registration of ALL shares of Underlying Common Stock on Form S-3, to the extent requested by the Holders.

          3.4 STATE QUALIFICATION. In connection with any registration of Underlying Common Stock pursuant to Section 3.1, 3.2 or 3.3 or the sale of Underlying Common Stock pursuant to Rule 144 under the Securities Act, the Company will use its best efforts to qualify the offering under such state securities laws as the Holders requesting registration shall reasonably request or to otherwise satisfy the requirements of such state securities laws.

          3.5 EXPENSES OF REGISTRATION. In connection with any Registration Statements prepared and filed in accordance with Section 3.1, 3.2 or 3.3, the Company will bear the entire expense of the (i) preparation and filing of such Registration Statement, (ii) furnishing of such number of copies of the prospectus included therein as may be reasonably required in connection with the offering, (iii) qualification of such offering under such state securities laws as the Holders requesting registration shall request, (iv) the fees and expenses of counsel for the

Company and the fees and expenses of one counsel for the Holders. The Holders shall pay all selling expenses attributable to their Underlying Common Stock that is included in the Registration Statement, including underwriting commissions and discounts.

          3.6 LEGAL OPINION; ACCOUNTANT'S LETTER. In an underwritten offering, the Company shall furnish to each Holder of Underlying Common Stock included in a Registration Statement a signed counterpart, addressed to each such Holder and their underwriters, if any, of:

               (a) an opinion of counsel for the Company, dated the effective date of the Registration Statement; and

               (b) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement; covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offering of securities.

          3.7 SALE OF PREFERRED TO UNDERWRITER. Notwithstanding any provision in this Agreement to the contrary, in lieu of converting any share of Preferred Stock prior to the filing of any Registration Statement filed pursuant to this Agreement, the holder of such shares may sell them to the underwriters of the offering being registered upon the undertaking of such underwriters to convert the Preferred Stock on or prior to the closing date of the offering. The Company agrees to cause the Common Stock issuable on the conversion of the Preferred Stock to be issued within such time as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

          3.8  INDEMNIFICATION.

               (a) INDEMNIFICATION BY COMPANY. In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Holder requesting or joining in a registration of such securities, each of its officers, directors and partners and such Holder's legal counsel and accountants, each underwriter (as defined in the Securities Act) and each controlling person of each of the foregoing, if any, (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(A) any untrue statement (or alleged untrue statement) of any material fact contained in any offering circular or Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by the Company of the Securities Act or any Blue Sky law or any other statute or common law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law or any other law, applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse each such person entitled to indemnification under this subsection (a) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such offering circular, Registration Statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such person, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the person seeking indemnification and shall survive transfer of such securities by such Holder.

               (b) INDEMNIFICATION BY HOLDERS. The Company may require as a condition to having the Underlying Common Stock included among the securities as to which such registration is being effected that each Holder requesting or joining in a registration agree (severally and not jointly) to indemnify the Company, its directors and officers and its legal counsel and accountants, each underwriter (as defined in the Securities Act), each controlling person of each of the foregoing and each other such Holder, each of its officers, directors and partners and each controlling person of such Holder, against any losses, claims, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may become subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any offering circular or Registration Statement under which such securities were registered under the Securities Act at the request of such Holder pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, preliminary prospectus, summary prospectus, prospectus or amendment or supplement thereto, solely in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein, and to reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, provided that a Holder's total liability under any indemnity given pursuant to this subsection (b) shall not exceed the net proceeds received by such Holder from the sale of stock pursuant to the registration.

               (c) NOTICE OF CLAIM. Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notification of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection (c). Notwithstanding the foregoing, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

          3.9  CONTRIBUTION.  If the indemnification provided for in Section
3.8 is for any reason held to be unavailable, or insufficient to hold harmless an indemnified party with respect to any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claim, damage or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however that each Holder's liability under this Section 3.9 shall not exceed such Holder's gross proceeds from the offering of securities made in connection with a registered offering pursuant to this Agreement. The relative fault of this Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section 3.9 each person, if any, who controls, within the meaning of the Securities Act, any Indemnified Party shall have the same rights to contribution as such Indemnified Party, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.9, will notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 3.9. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

          3.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Underlying Common Stock granted to the Holders may only be assigned to a transferee in connection with the transfer or assignment by a Purchaser or Holder of Series A Preferred Stock, Series B Preferred Stock, warrants initially to purchase up to an aggregate of 465,584 shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Underlying Common Stock.

          3.11 INFORMATION BY HOLDER. The Holder or Holders of Underlying Common Stock included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

          3.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may at any time permit the sale of the Underlying Common Stock to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) PUBLIC INFORMATION. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public and to use its best efforts to cause its Common Stock to be quoted in the National Association of Securities Dealers, Inc.'s electronic interdealer quotation system known as Nasdaq.

               (b) FILINGS. File with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements).

               (c) EVIDENCE OF COMPLIANCE. So long as a Holder owns any Underlying Common Stock to furnish to the Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

               (d) OTHER ACTION. The Company, at its expense, will also take such other action necessary or desirable to permit the Holders to sell the Underlying Common Stock pursuant to the requirements of Rule 144 and all applicable securities laws of such states as the Holders desiring to sell the Underlying Common Stock shall request.

          3.13 OTHER REGISTRATION RIGHTS. The Company will not grant to any existing or future purchaser of its securities any rights to require the Company to register such securities under the Securities Act that are more favorable than those provided for herein and will not grant any registration rights that diminish or adversely affect the registration rights of Holders hereunder or that could result in a reduction in the amount of any securities of the Holders that are included in any registration if the managing underwriter in any offering determined that marketing factors required the limitation of the number of shares of Common Stock or other securities to be included in the offering, provided that the foregoing shall not prohibit the Company from granting future purchasers of securities the right to participate with the Holders on a pro rata basis in the exercise of "piggyback" registration rights.

          3.14 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                    (i) such agreement shall apply only to the Company's Public Offering; and

                   (ii) all officers and directors of the Company and enter into similar agreements.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 3.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

          3.15 RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Preferred Stock or Underlying Common Stock unless and until:

                    (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                   (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, if reasonably requested by the Company, furnishes the Company with an opinion of such Holder's counsel, in form and substance reasonably satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is reasonably satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after the Holder furnishes it with such opinion that such opinion is not reasonably satisfactory to counsel for the Company, the Holder may proceed to effect the transfer. Notwithstanding the foregoing provisions, no such registration statement or opinion of counsel will be necessary for a distribution without consideration by a Holder that is a partnership, to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the Holder hereunder and, in particular, agrees to be bound by this Article 3.

                                  ARTICLE 4

                  VOTING AGREEMENT WITH RESPECT TO ELECTION
               OF DIRECTORS; REPURCHASE OPTION; RIGHT OF FIRST
                     REFUSAL AND CO-SALE AGREEMENT

          4.1 VOTING AGREEMENT WITH RESPECT TO ELECTION OF DIRECTORS. Each Purchaser agrees to vote all shares of Preferred Stock and Purchaser Common then held by it, Dullien agrees to vote all shares of Shareholder Stock, Feldman agrees to vote all shares of Feldman Stock and Edlund agrees to vote all shares of Edlund Stock, as follows:

               (a) NUMBER OF DIRECTORS. Against any proposal presented to the stockholders for amendment of either the Amended and Restated Certificate of Incorporation or the Bylaws of the Company to change the number of authorized directors of the Company from seven unless a vacancy on the Board of Directors has not been filled within a reasonable period of time, in which event the number of authorized directors shall be reduced to equal the number of persons actively serving as directors, subject to future increase upon the filling of such vacancy.

               (b) DESIGNATION OF MEMBERS. At any stockholder vote for the election of directors for:

                    (i) one member (the "Series A Nominee") nominated by the holders of a majority of the outstanding Series A Preferred Stock (calculated without counting the shares of Series A Preferred Stock held by Columbine Venture Fund II, L.P. and its affiliates) ("CVF") (initially to be Janet Effland);

                   (ii) one member (the "Series B Nominee") nominated by the holders of a majority of the outstanding Series B Preferred (calculated without counting the shares of Series B Preferred held by CVF and its affiliates) (initially to be Barbara Santry);

                  (iii) one member nominated by CVF (initially to be Sherman Muller); and

                   (iv) one member (the "Series E Nominee") nominated by the holders of a majority of the outstanding Series E Preferred (calculated without counting the shares of Series E Preferred held by Existing Holders) (initially to be Robert M. Friedland); and

               (v) two members (if a six person board is constituted), three members (if a seven person board is constituted) or four members (if a eight person board is constituted) nominated by a majority of the Company's outstanding Preferred Stock (on an as-converted basis) and Common Stock, all voting together as a single class, one of which nominees shall be the Chief Executive Officer (initially to be James Edlund, Vivian Dullien and Fredric J. Feldman).

          (c) REMOVAL OF DIRECTORS. At any stockholder vote with respect to the removal of directors, to vote as directed by the person(s) which designated the director proposed to be removed.

          (d) VACANCY. In the event that a vacancy on the Board of Directors occurs, at the written request of the person(s) entitled by this Agreement to designate a director to fill the vacancy, the Stockholders, CIF, Dullien, Feldman and Edlund agree to join in calling a special meeting of stockholders for the purpose of filling the vacancy, and to vote at such meeting (either in person or by proxy) as directed in writing by the person(s) entitled by this Agreement to designate the director to fill such vacancy.

          (e) INSTRUCTIONS TO BE IN WRITING. At least one day prior to any vote for:

               (i) the election of directors, the party or parties entitled to designate each director's position shall notify the other parties to this Agreement in writing of the name of the person designated by it or them to fill each such position. If any party fails to designate directors as set forth in this Section, the parties to this Agreement shall vote for the person last designated by such party, unless such director declines to serve for an additional term, has resigned or has been removed from office.

               (ii) the removal of a director, the party or parties which designated the director who is proposed to be removed shall give the other parties written voting instructions.

          (f) AFFIRMATIVE OBLIGATION TO VOTE. Each party to this Agreement shall have an affirmative obligation to vote, either in person or by proxy, in accordance with the terms of this Agreement at any vote taken of the stockholders for the election or removal of directors, and to participate in any written consent for the election of directors.

          (g) EXPENSES OF REPRESENTATIVE DIRECTORS. The Company will reimburse the non-employee directors for their reasonable expenses incurred in connection with their attendance at board meetings.

          (h) MEETINGS. The Board of Directors will meet regularly at least every other month.

     4.2  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT.

          (a) OFFER TO PURCHASE. During such times as a transfer of the Shareholder Stock is not restricted under the provisions of Section 4.3, Dullien may sell or transfer for cash consideration the Shareholder Stock or such portion thereof that is allocated to her under the



                                         16.

provisions of subsection 4.2(c), provided that Dullien first complies with the provisions of this Section 4.2. The provisions of this Section 4.2 shall supersede any right of first refusal that may be contained in the Bylaws of the Company after the date hereof. Dullien shall first obtain an unconditional, bona fide written offer ("Offer") from the contemplated purchaser, setting forth in reasonably precise details the terms and conditions of purchase or transfer, including the number of shares of Shareholder Stock, purchase price per share and terms of payment, and transmit a copy of the Offer to each of the Existing Holders. Upon request of any of the Existing Holders, Dullien shall promptly furnish such information as may be reasonably requested in order to establish that the Offer is bona fide.

          (b) RIGHT OF FIRST REFUSAL. The receipt of the Offer by the Existing Holders shall give the Existing Holders an option to purchase all of the stock covered by the Offer ("Offered Stock") at the same price and upon the equivalent terms and conditions as set forth in the Offer. Within 30 days after the receipt of the Offer, each Existing Holder shall notify Dullien and the Company whether it exercises its right to purchase the Offered Stock and the maximum number of shares it agrees to purchase. Unless the Existing Holders oversubscribe for the Offered Stock, each Existing Holder shall purchase the maximum number of shares specified in its notice. In the event the Existing Holders oversubscribe for the Offered Stock, each Existing Holder shall be entitled to purchase a fraction of the Offered Stock, the numerator of which is the number of shares of Purchaser Common then held by such Holder and the denominator of which is the number of shares of Purchaser Common then held by all Existing Holders exercising the right of purchase assuming all Preferred Stock has been converted into Common Stock at the then current conversion ratio, but excluding Public Shares; provided that no Holder shall be allocated more of the Offered Stock than the maximum amount it indicated it was willing to purchase in its notice, and any Offered Stock which would otherwise be allocated to it, will be allocated among the other Existing Holders in accordance with this sentence. Upon expiration of the aforesaid 30-day period, the Company shall promptly advise each Existing Holder which exercises the right of purchase of the Offered Stock allocated to it in accordance with the aforesaid procedure. Nothing contained herein shall prevent any two or more Existing Holders from agreeing on an alternative allotment among themselves at any time prior to purchase and so advising Dullien and the Company, provided that such agreeing Existing Holders as a group purchase all of the stock that was allocated to all of the agreeing Existing Holders under this Section. If upon the expiration of the 30-day period after receipt of the Offer by the Existing Holders, the Existing Holders have not notified Dullien and the Company that they desire to purchase all of the Offered Stock upon the terms and conditions set forth in the Offer, then all of the Offered Stock may thereafter be sold by Dullien upon the terms and conditions set forth in the Offer, provided that the Existing Holders who elect to participate in the sale may do so under the provisions of subsection (c) and provided further that if Dullien and any Existing Holders participating under subsection (c) do not consummate the sale of the Offered Stock within 120 days after expiration of the 30-day period described above, such stock may not be sold unless the provisions of this Section are complied with again in connection with such sale. Payment for the shares of Offered Stock purchased pursuant to this subsection (b) shall be made to Dullien at the principal office of the Company against delivery of duly endorsed certificates representing the Offered Stock. Payment shall be made by check in an amount based on the per share price stipulated in the Offer. Payment shall be made by a Holder within ten days after delivery of the Company's allocation notice, unless the Offer provided for extended payment terms in which event payment shall be made as comparable as


                                         17.

possible to the terms set forth in the Offer. The foregoing provisions shall not prevent a Holder and Dullien from agreeing on alternative terms of payment.

          (c) CO-SALE AGREEMENT. Within 30 days after receipt of the Offer delivered under subsection (a) each Existing Holder shall also notify Dullien and the Company (which notice may be included in the notice under subsection
(b)) whether it exercises its right of co-sale under the provisions of this subsection (c) in the event all of the Offered Stock is not purchased by the Existing Holders pursuant to the right of first refusal under subsection (b). If all of the Offered Stock is not purchased by the Existing Holders pursuant to the right of first refusal under the provisions of subsection (b), then Dullien and the Existing Holders who have so exercised their right of co-sale shall be entitled to participate in the proposed sale or transfer pro rata based on the number of shares of Shareholder Stock and Purchaser Common (assuming all Preferred Stock has been converted into Common Stock at the then current conversion ratio, but excluding Public Shares) held by Dullien and each Existing Holder who exercised the right of co-sale but only to the extent a Holder owns, or can obtain upon conversion, the stock which is the subject of the Offer. Any Holder who notified the Company during such 30-day period that it elected to exercise its right of co-sale, shall in the event all of the Offered Stock is not sold to the Existing Holders pursuant to subsection (b) be obligated to sell his portion of the Offered Stock in accordance with the terms of the Offer and Dullien may only sell his portion of the Offered Stock. In the event all of the Offered Stock is not purchased by the Existing Holders pursuant to subsection
(b) and none of the Existing Holders exercise their right of co-sale pursuant to this subsection (c), Dullien may consummate the sale in accordance with the terms of the Offer and upon no more favorable terms, provided that if Dullien does not consummate the sale of the Offered Stock in accordance with the terms of the Offer within 120 days after the expiration of the last 30-day period referred to in subsection (b), such stock may not be sold unless the provisions of this Section 4.2 are complied with again in connection with such sale.

     4.3  RESTRICTIONS ON TRANSFER.

          (a) Each holder of Founder Stock agrees that until termination of this Agreement or such earlier date upon which all Purchaser Common has been sold to the public, if the Company or the managing underwriter of any public offering of securities of the Company requests, the Founder Stock will not be offered or sold to the public in accordance with Rule 144 (promulgated under the Securities Act) or otherwise during the time that any of the Purchasers (or other Holders) may be offering securities to the public pursuant to registration rights granted to them under the Amended Investors' Rights Agreement, or the Company may be offering securities to the public pursuant to a Registration Statement, and in each case for a period of at least 180 days following the closing of the offering.

          (b) Whenever the restrictions contained in subsection (a) do not apply, Dullien may sell or transfer for cash consideration the Shareholder Stock free from the provisions of this Agreement in accordance with Section 4.2; provided that the shares she is permitted to sell may be reduced under the provisions of Section 4.2.

          (c) The Company shall not (i) transfer on its books any shares of the Founder Stock which shall have been sold or transferred in violation of any of the provisions set forth



                                         18.

in this Agreement, or (ii) treat as owner of such shares or accord the right to vote as such owner or pay dividends to any purchaser, transferee or pledgee to whom any such shares have been so sold, transferred, pledged or encumbered.

     4.4 NO ADVERSE AMENDMENTS. Until the termination of this Agreement or unless specifically contemplated by this Agreement, the Purchasers and the Founders agree to vote all shares of Preferred Stock, Purchaser Common and Founder Stock held by each of them, respectively, against any proposed amendment of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company which would adversely affect the rights of the Stockholders under this Agreement including, but not limited to, amendments affecting (a) quorum and voting requirements at meetings of stockholders, (b) the identity of persons who may call a special meeting of stockholders, (c) the method by which stockholders may take action without a meeting, (d) election and removal of directors, (e) the number of directors, and (f) notices to stockholders and to the Stockholders. The Stockholders shall be entitled to a temporary restraining order, injunctive relief, damages and attorneys' fees incurred by them in any litigation relating to any amendment or proposed amendment violating the provisions of this paragraph, it being agreed that the Stockholders would have no adequate remedy at law in such event.

     4.5 TERM OF AGREEMENT. Article IV of this Agreement shall terminate and be of no further force and effect upon the occurrence of any of the following events:

          (a) the determination to terminate this Agreement or any provision of this Agreement by the Holders of at least 65% of the total number of shares of Purchaser Common (assuming conversion of the Preferred Stock into Common Stock at the conversion rate then in effect, but excluding Public Shares), evidenced by written notice given collectively by such persons to the other parties hereto; or

          (b)  August 15, 2006.

     In addition, Sections 4.1, 4.2 and 4.4 shall terminate upon a Public Offering or a Sale of the Company and Section 4.1 will terminate if all Holders as a group do not hold an aggregate of at least 679,987 shares of Purchaser Common (assuming conversion of the Preferred Stock at the then current conversion rate, but excluding Public Shares), as adjusted for stock dividends, stock splits, combinations of shares and recapitalizations.

     Termination of this Agreement shall not affect any rights or obligations accruing prior thereto.

     4.6  LEGEND ON STOCK CERTIFICATES.

          (a) The certificates representing shares of Founder Stock and Edlund Stock issued to or otherwise held by any Founder or Edlund or their transferees (including certificates issued prior to the date hereof) shall have a legend in substantially the following form marked thereon:


                                         19.

     "THE VOTING AND TRANSFER OF THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF AN INVESTORS' RIGHTS AGREEMENT DATED AUGUST 28, 1997, AS SUCH AGREEMENT MAY BE AMENDED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          (b) The certificates representing shares of Preferred Stock and Purchaser Common (except Public Shares) issued to or otherwise held by the Stockholders or their respective transferees except transferees who purchase such shares in a public offering shall have a legend in substantially the following form marked thereon:

     "THE VOTING OF THESE SHARES IS SUBJECT TO THE TERMS OF AN INVESTORS' RIGHTS AGREEMENT DATED AUGUST 28, 1997, AS SUCH AGREEMENT MAY BE AMENDED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     4.7 COMPANY OBLIGATIONS. The Company shall assure compliance with the provisions of Section 4.7. The parties agree that no person shall acquire any shares of stock from any Stockholder, Founder or any subsequent holder of Founder Stock, Preferred Stock or Purchaser Common (except Public Shares and except acquisitions pursuant to a public offering registered under the Securities Act of 1933) unless such party becomes a party to this Agreement by executing an agreement to be bound by its terms. The Company shall forthwith notify the other parties hereto of the name and address of any additional party.

                                      ARTICLE 5

                                    MISCELLANEOUS

     5.1 TERMINATION OF PRIOR AGREEMENT. This Agreement amends and supersedes the Amended Investors' Rights Agreement dated August 16, 1996.

     5.2 ASSIGNMENT; BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective transferees, heirs, executors, legal representatives and successors.

     5.3 COSTS OF ENFORCEMENT; REMEDIES. If any action or proceeding is instituted by any party to enforce or construe any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from such other party (or parties) all of its reasonable attorneys' fees and disbursements. The rights of the parties under this Agreement are unique and, accordingly, the parties intend that in addition to all other legal or equitable remedies available, injunctive relief and the remedy of specific performance may be utilized in the event of the breach or threatened breach of this Agreement.


                                         20.

     5.4 ENTIRE AGREEMENT. This Agreement contains the sole and entire understanding of the parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore had between them with respect thereto are merged herein.

     5.5 AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance either retroactively or prospectively) with (but only with) the written consent of the Company and the Holders of at least 65% of the Underlying Common Stock. No such waiver shall extend to or affect any obligation not expressly waived.

     5.6 COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

     5.7 GOVERNING LAW. The validity, legality, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) two
(2) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (i) to any initial Holder at its address as set forth in Exhibit B hereto (ii) to any subsequent Holder at its address which it gives in the manner herein specified to the other parties to this Agreement and (iii) to the Company, at its address set forth below:

               BIEX INC.
               6693 SIERRA LANE, SUITE I
               DUBLIN, CA  94568
               ATTENTION:  JAMES A. EDLUND, PRESIDENT
               FACSIMILE:  (510) 556-0800

               WITH A COPY TO:

               COOLEY GODWARD LLP
               ONE MARITIME PLAZA, 20TH FLOOR
               SAN FRANCISCO, CA  94111-3580
               ATTENTION:  HOWARD G. ERVIN
               FACSIMILE:  (415) 951-3699

or such other address as any party may designate to the other parties hereto in accordance with the aforesaid procedure.


                                         21.

                                      ARTICLE 6

                                     DEFINITIONS

     6.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Edlund Stock" shall mean all shares of Common Stock and other equity securities now held or hereafter acquired by James Edlund.

          (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

          (c) "Existing Holder" shall mean the record owner of (i) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the shares of Common Stock issuable upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or (iii) shares of Common Stock held by a Series A Holder, Series B Holder, Series C Holder, Series D Holder or CIF on the date of this Agreement, other than Public Shares.

          (d) "Five Percent Holder" or "5% Holder" shall mean each Stockholder and CIF, and each Holder of at least 5% of the number of shares of Purchaser Common (assuming conversion of the Preferred Stock into Common Stock at the conversion rate then in effect, but excluding Public Shares, subject to proportional adjustment for stock splits, stock dividends, and combinations of shares). In determining 5% Holders, shares of Purchaser Common held by any affiliate or general partners of a Holder shall be considered to be held by such Holder.

          (e) "Feldman Stock" shall mean all shares of Common Stock and other equity securities now held or hereafter acquired by Fredric J. Feldman or a trust for the benefit of Fredric J. Feldman.

          (f) "Founder Stock" shall mean all shares of Feldman Stock and Shareholder Stock.

          (g) "Holder" shall mean (i) the record owner of shares of Preferred Stock, the Common Stock issuable upon conversion of such Preferred Stock, or shares of Purchaser Common, other than Public Shares, or (ii) for purposes of
Article 3 only, shall mean any record owner of Underlying Common Stock but only if such record owner is a Purchaser or a transferee of registration rights as permitted under Section 3.10, and shall include a registered owner of all or any portion of the Preferred Stock to the extent of the shares of Common Stock remaining issuable upon conversion thereof.

          (h) "Initiating Holders" shall mean Holders of at least sixty-five percent (65%) of the Underlying Common Stock.


                                         22.

          (i) "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

          (j) "Public Offering" shall mean the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          (k) "Public Shares" shall mean shares of Common Stock sold by a Holder in an offering registered under the Securities Act or eligible for sale by a Holder under Rule 144 thereunder.

          (l) "Purchaser" shall mean each of the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders the Series E Purchasers and CIF.

          (m) "Purchaser Common" shall mean Preferred Stock, Common Stock issuable upon conversion of Preferred Stock or Common Stock held by a Stockholder or CIF on the date of this Agreement as set forth on Exhibit B hereto.

          (n) "Purchasers" shall mean the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series E Purchasers and CIF, collectively.

          (o) "Sale of the Company" shall mean (i) a merger or consolidation or any other corporate reorganization or business combination in each case in which fifty percent (50%) or more of the Company's outstanding voting stock (or the stock of the surviving entity in the event of a transaction in which the Company does not survive) is transferred from the then present holders to different holders (not including an issuance by the Company of stock to raise investment funds) in a single transaction or series of related transactions; or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

          (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder.

          (q) "Shareholder Stock" shall mean all shares of Common Stock and other equity securities now held or hereafter acquired by Vivian Dullien.

          (r) "Underlying Common Stock" shall mean (i) the shares of Common Stock held by a Purchaser on the date of this Agreement; (ii) shares of Common Stock issued upon conversion of the Preferred Stock; and (iii) the shares of Common Stock remaining issuable upon conversion of the outstanding Preferred Stock, (iv) together with all shares of Common Stock and other securities issued or issuable in respect of the Common Stock referred to in clauses (i), (ii) and
(iii) by reason of stock splits, stock dividends, combinations, mergers, exchanges or other reclassifications or recapitalizations provided that the term "Underlying Common Stock" shall exclude Public Shares.


                                         23.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By: /s/ James Edlund
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   -------------------------------------------
                                   [Print Name of Entity]



                                   By:
                                       ---------------------------------------
                                                  [Signature]


                                   -------------------------------------------
                                             [Name of Signatory]

                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Columbine Venture Fund II, L.P.
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ Sherman J. Muller
                                       ---------------------------------------
                                                  [Signature]


                                   Columbine Venture Fund II, L.P. by
                                   Columbine Venture Mgt II, its general
                                   partner, by Sherman J. Muller, its
                                   general partner
                                   -------------------------------------------
                                             [Name of Signatory]


                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Technology Funding Partners III, L.P.
                                   By Technology Funding Inc.,
                                   Managing General Partner


                                   /s/ Peter F. Bernardoni
                                   -------------------------------------------
                                   (Signature)


                                   Peter F. Bernardoni
                                   -------------------------------------------
                                   (Print Name)


                                   General Partner
                                   -------------------------------------------
                                   (Title, if applicable)


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Technology Funding Venture Partners IV,
                                   an Aggressive Growth Fund, L.P.
                                   By Technology Funding Inc., Managing
                                   General Partner

                                   /s/ Peter F. Bernardoni
                                   -------------------------------------------
                                   (Signature)


                                   Peter F. Bernardoni
                                   -------------------------------------------
                                   (Print Name)


                                   General Partner
                                   -------------------------------------------
                                   (Title, if applicable)


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Technology Funding Venture Partners V,
                                   an Aggressive Growth Fund, L.P.
                                   By Technology Funding Inc.,
                                   Managing General Partner


                                   /s/ Peter F. Bernardoni
                                   -------------------------------------------
                                   (Signature)


                                   Peter F. Bernardoni
                                   -------------------------------------------
                                   (Print Name)


                                   General Partner
                                   -------------------------------------------
                                   (Title, if applicable)


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Technology Funding Medical Partners I, L.P.
                                   By Technology Funding Inc.,
                                   Managing General Partner


                                   /s/ Peter F. Bernardoni
                                   -------------------------------------------
                                   (Signature)


                                   /s/ Peter F. Bernardoni
                                   -------------------------------------------
                                   (Print Name)


                                   General Partner
                                   -------------------------------------------
                                   (Title, if applicable)


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   APA Excelsior III L.P.
                                   By: APA Excelsior III Partners,
                                       General Partner
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ Janet Effland
                                       ---------------------------------------
                                                  [Signature]


                                   Janet Effland
                                   -------------------------------------------
                                             [Name of Signatory]


                                   General Partner
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Coutts & Co. (Jersey) Ltd.,
                                   Custodian for APA Excelsior III/
                                   Offshore, L.P.
                                   -------------------------------------------
                                   [Print Name of Entity]

                                   By: APA Excelsior III Partners,
                                       General Partner


                                   By: /s/ Janet Effland
                                      ----------------------------------------
                                                   [Signature]


                                   Janet Effland
                                   -------------------------------------------
                                             [Name of Signatory]


                                   General Partner
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Pathfinder Venture Capital Fund III,
                                   A Limited Partnership
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: Pathfinder Partners III, A Limited
                                       Partnership
                                       Its General Partner


                                   By: /s/ Gene Fischer
                                       ---------------------------------------
                                                  [Signature]


                                   Gene Fischer
                                   -------------------------------------------
                                             [Name of Signatory]


                                   a General Partner
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Capstone Ventures, A Delaware
                                   Limited Partnership
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: Capstone Management LLC, Its General
                                       Partner


                                   By: /s/ Gene Fischer
                                       ---------------------------------------
                                                  [Signature]


                                   Gene Fischer
                                   -------------------------------------------
                                             [Name of Signatory]


                                   Managing Member
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Hickory Capital Corporation
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ Monro B. Lanier, III
                                       ---------------------------------------
                                                  [Signature]


                                   Monro B. Lanier, III
                                   -------------------------------------------
                                             [Name of Signatory]


                                   Vice President
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.

                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Kline Hawkes California SBIC, L.P.
                                   A Delaware limited partnership

                                   By: Kline Hawkes California SBIC General
                                       Partner, L.P.
                                       Its general partner

                                   By: Kline Hawkes Management SBIC, Inc.
                                       Its general partner

                                       By: /s/ Jerome S. Engel
                                          ------------------------------------
                                          Name: Jerome S. Engel
                                          Title: Treasurer


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Bayview Investors, Ltd.
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ [Illegible]
                                       ---------------------------------------
                                                  [Signature]


                                   -------------------------------------------
                                             [Name of Signatory]


                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Clariden Bank
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ W. Frick, /s/ R. Phillipp
                                       ---------------------------------------
                                                  [Signature]



                                   -------------------------------------------
                                             [Name of Signatory]



                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Clarion Capital Corp.
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ Morton A. Cohen
                                       ---------------------------------------
                                                  [Signature]


                                   Morton A. Cohen
                                   -------------------------------------------
                                             [Name of Signatory]


                                   Chairman, CEO
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Curran Partners L.P.
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ John P. Curran
                                       ---------------------------------------
                                                  [Signature]


                                   John P. Curran
                                   -------------------------------------------
                                             [Name of Signatory]


                                   General Partner
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   J.F. Shea Co., Inc. as Nominee 1997-42
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ James G. Shontere
                                       ---------------------------------------
                                                  [Signature]


                                   James G. Shontere
                                   -------------------------------------------
                                             [Name of Signatory]


                                   Secretary
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:


                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/
                                       ---------------------------------------
                                                  [Signature]



                                   -------------------------------------------
                                             [Name of Signatory]



                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   McKay Investment Group
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ Robert McKay
                                       ---------------------------------------
                                                  [Signature]


                                   Robert McKay
                                   -------------------------------------------
                                             [Name of Signatory]


                                   General Manager
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   Closefire Ltd
                                   -------------------------------------------
                                   [Print Name of Entity]


                                   By: /s/ Mai N. Pogue
                                       ---------------------------------------
                                                  [Signature]


                                   Mai N. Pogue for Closefire Ltd
                                   -------------------------------------------
                                             [Name of Signatory]


                                   President
                                   -------------------------------------------
                                             [Title of Signatory]


                                   Pogue Capital Management
                                     60 Patterson Avenue
                                     Greenwich, CT 06830


                     AMENDED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

                                   BIEX, INC.


                                   By:
                                       ---------------------------------------
                                       James Edlund, President


                                   PURCHASERS:

                                   ROBERTSON, STEPHENS & CO.


                                   By: /s/ George M. Vetter, III
                                       ---------------------------------------
                                                  [Signature]


                                   George M. Vetter, III
                                   -------------------------------------------
                                             [Name of Signatory]


                                   Managing Director
                                   -------------------------------------------
                                             [Title of Signatory]


                     AMENDED INVESTORS' RIGHTS AGREEMENT

                                   /s/ Vivian Dullien
                                   -------------------------------------------
                                   VIVIAN DULLIEN


                                   /s/ Fredric J. Feldman
                                   -------------------------------------------
                                   FREDRIC J. FELDMAN


                                   /s/ James A. Edlund
                                   -------------------------------------------
                                   JAMES A. EDLUND


                     AMENDED INVESTORS' RIGHTS AGREEMENT

                                      EXHIBIT A

                                     STOCKHOLDERS


Columbine Venture Fund II, L.P.
5460 South Quebec Street
Suite 270
Englewood, Colorado 80111

Technology Funding Partners III, L.P.
2000 Alameda de las Pulgas
San Mateo, California 94403

Technology Funding Venture Partners IV,
An Aggressive Growth Fund, L.P.
2000 Alameda de las Pulgas
San Mateo, California 94403

Technology Funding Venture Partners V,
An Aggressive Growth Fund, L.P.
2000 Alameda de los Pulgas
San Mateo, California 94403

APA Excelsior III L.P.
c/o Alan Patricof Associates, Inc.
2100 Geng Road
Palo Alto, California 94303

Courts & Co. (Jersey) Ltd.,
Custodian for APA Excelsior III/Offshore, L.P.
c/o Alan Patricof Associates, Inc.
2100 Geng Road
Palo Alto, California 94303

Capstone Ventures, A Delaware
  Limited Partnership
Capstone Management, L.L.C.
3000 Sand Hill Road
Building Three, Suite 255

Pathfinder Venture Capital Fund III,
A Limited Partnership
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, California 94025

Technology Funding Medical Partners I
2000 Alameda de las Pulgas
San Mateo, CA 94403

Hickory Capital Corporation
200 West Court Square
Suite 100
Huntsville, Alabama 35801

GC&H Partners
One Maritime Plaza, 20th Floor
San Francisco, CA 94111

GC&H Investments
One Maritime Plaza, 20th Floor
San Francisco, CA 94111

Bayview Investors
c/o Robertson Stephens & Company
555 California Street, Suite 2600
San Francisco, CA  94104
Fax:  (415) 676-2650

Kline Hawkes California SBIC, L.P.
11726 San Vicente Blvd., Suite 300
Los Angeles, CA  90049
Fax:  (310) 442-4707

Dr. Hasso Plattner
c/o Loewenthal Capital
110 Solano Street
Tiburon, CA  94920
Fax:  (415) 435-6861

Clariden Bank
Av. Paulista n. 37, 12.o Andar
Sao Paulo, Brazil CEP 01311902
Fax:  55-11-289-6559

J.F. Shea & Company
655 Brea Canyon Road
Walnut, CA  91789
Fax:  (909) 869-0840


                                          1.

McKay Investment Group-BX
303 Sacramento Street, 4th Floor
San Francisco, CA  94111
Fax:  (415) 288-1320

Clarion Capital Corp.
Ohio Savings Plaza, Suite 510
1801 East 9th Street
Cleveland, OH  44114
Fax:  (216) 694-3545

Curran Partners LP
237 Park Avenue, Suite 900
New York, NY  10017
Fax:  (212) 808-2402

Closefire Ltd.
c/o Pogne Capital Management
60 Patterson Avenue
Greenwich, CT  06830
Fax:  (203) 629-9861

Robertson, Stephens & Co.
555 California Street, Suite 2600
San Francisco, CA 94104
Fax:  (415) 693-3393


                                          2.

                                      EXHIBIT B

                                   PURCHASER COMMON


STOCKHOLDER NAME                                  NUMBER OF
                                              SHARES OF COMMON
Columbine Venture Fund II, L.P.                   450,000
Colorado Incubator Fund                            30,000
